Exhibit 16.1

December 22, 2005

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

RE:

Greens Worldwide, Inc.

File No. 000-25025

Ladies and Gentlemen:

We were previously the independent registered public accounting firm for Greens Worldwide, Inc. and, under the date of October 27, 2005, we reported on the financial statements of US Pro Golf Tour, Inc., its operating subsidiary, as of and for the period ended June 30, 2005. On or about December 12, 2005, we were notified that Greens Worldwide, Inc. appointed Most & Company, P.C. as the independent registered public accounting firm for the Company. We have read Greens Worldwide, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed December 15, 2005, and we disagree with statement that “there were no disagreements with Epstein on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Epstein, would have caused it to make reference to the subject matter of the disagreements in connection with its reports”.

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We have informed management of Greens Worldwide, Inc. of significant deficiencies in internal controls which we believe is a reportable event under Item 304(a)(1)(iv)(B)(1) of Regulation SB.

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Upon receipt of interim financial information for the period ended September 30, 2005 we informed management that we did not agree with its accounting and presentation of:

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Sale of intellectual property for a long term note receivable

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Common stock warrants issue with debt instruments

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Accounting for beneficial conversion feature on debt

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Accounting for the business combination (reverse merger)

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Restructured debt

Upon notifying management of these matters, we had no further communication with the registrant.

Additionally, we are not in a position to agree or disagree with Greens Worldwide, Inc.’s statement that during the two most recent fiscal years ended June 30, 2005 and the subsequent interim period prior to Epstein, Weber & Conover, PLC’s dismissal, Greens Worldwide, Inc. did not consult with other auditors regarding any of the matters or events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

/s/ EPSTEIN, WEBER & CONOVER, PLC

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